EXHIBIT 15

May 9, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	The Hertz Corporation Registration Statements on Form S-3 (File No. 333-57138) and on Form S-8 (File Nos. 333-32543, 333-60311, 333-80457 and 333-32868).

Commissioners:

We are aware that our report dated April 11, 2003, on our review of interim financial information of The Hertz Corporation and Subsidiaries (the “Company”) as of and for the period ended March 31, 2003 and included in the Company’s quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in the above referenced Registration Statements.

Very truly yours,

PricewaterhouseCoopers LLP
Florham Park, New Jersey